As filed with the Securities and Exchange Commission on November 4, 2015

Registration No. 333-161888

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-161888

UNDER

THE SECURITIES ACT OF 1933

PIEDMONT NATURAL GAS COMPANY, INC.

(Exact name of registrant as specified in its charter)

North Carolina	56-0556998
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4720 Piedmont Row Drive

Charlotte, North Carolina 28210

Telephone: (704) 364-3120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Piedmont Natural Gas Company, Inc. Voluntary Deferral Plan

(Full title of the Plan)

Jane Lewis-Raymond

Senior Vice President and Chief Legal, Compliance and External Relations Officer

4720 Piedmont Row Drive

Charlotte, North Carolina 28210

Telephone: (704) 364-3120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Douglas Harmon

Parker Poe Adams & Bernstein LLP

401 S. Tryon Street, Suite 3000

Charlotte, North Carolina 28202

Telephone: (704) 372-9020

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-161888) filed by Piedmont Natural Gas Company, Inc. (the “Company”) on September 11, 2009 (the “Registration Statement”). The Company has terminated the offering of its securities pursuant to the Registration Statement. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 4th day of November, 2015.

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Jane Lewis-Raymond
Jane Lewis-Raymond
Senior Vice President and Chief Legal, Compliance and External Relations Officer